FOR IMMEDIATE RELEASE	CONTACTS: Mike McMahon
Redwood Trust, Inc.	(415) 384-3805
Wednesday, November 5, 2008
Martin S. Hughes
(415) 389-7373

REDWOOD TRUST REPORTS THIRD QUARTER 2008 RESULTS

MILL VALLEY, CA - November 5, 2008 - Redwood Trust, Inc. (NYSE: RWT) today reported a GAAP loss of $111 million for the third quarter of 2008, or a loss of $3.34 per share. This GAAP loss included $127 million, or $3.81 per share, of net negative mark-to-market (MTM) adjustments. This compares to a net loss of $1.40 per share for the second quarter of 2008, which reflected negative MTM adjustments of $1.84 per share, and to a net loss of $2.18 per share for the third quarter of 2007, which reflected negative MTM adjustments of $3.69 per share.

Taxable income for the third quarter was $2 million, or $0.07 per share. This taxable income reflected charges related to credit losses of $33 million, or $1.00 per share. This compares to taxable income of $4 million, or $0.11 per share, for the second quarter of 2008, and taxable income of $49 million, or $1.74 per share, for the third quarter of 2007.

During the quarter, Redwood’s investments generated $46 million of cash flow in excess of operating and interest costs and Redwood ended the quarter with $177 million in cash and $7 million of short-term debt.

“Our business remains challenging in light of the continuing deterioration in residential mortgage credit performance. The unrelenting decline in the market values of mortgage loans and related securities has continued to pressure our earnings and book value,” said Marty Hughes, Redwood’s Chief Financial Officer. “Since mid-June, we significantly reduced our acquisition activity while we assessed the impact of the publicly announced government loan modification programs and the recently announced Troubled Asset Relief Plan.” Mr. Hughes added, “In the upcoming months, we believe hedge fund redemptions, forced margin calls, and planned asset liquidations from troubled or seized financial institutions will provide extraordinary investment opportunities. Our strong cash position will allow us to take advantage of those opportunities. ”

The accounting concepts and disclosures relating to our financial statements are complex. Today, we also released our “Redwood Review” covering the third quarter of 2008. The Redwood Review contains a more detailed discussion of our business performance and outlook. The Redwood Review is available on our website at www.redwoodtrust.com.

Additional information on our GAAP results is available in our Quarterly Report on Form 10-Q for the three months ended September 30, 2008 which we filed today with the Securities and Exchange Commission.  The Form 10-Q is available on our website at www.redwoodtrust.com. We strongly recommend reading the Redwood Review and 10-Q in conjunction with this press release.

CAUTIONARY STATEMENT: This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2007, and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-K, 10-Q, and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Important factors, among others, that may affect our actual results include: changes in interest rates; changes in prepayment rates; general economic conditions, particularly as they affect the price of earning assets and the credit status of borrowers; legislative and regulatory actions affecting the mortgage industry; the availability of high quality assets for purchase at attractive prices; declines in home prices; increases in mortgage payment delinquencies; changes in the level of liquidity in the capital markets which may adversely affect our ability to finance our real estate asset portfolio; changes in liquidity in the market for real estate securities, the re-pricing of credit risk in the capital markets, rating agency downgrades of securities and increases in the supply of real estate securities available for sale, each of which may adversely affect the values of securities we own; the extent of changes in the values of securities we own and the impact of adjustments reflecting those changes on our income statement and balance sheet, including our stockholders’ equity; our ability to maintain the positive stockholders’ equity necessary to enable us to pay the dividends required to maintain our status as a real estate investment trust for tax purposes; and other factors not presently identified.

REDWOOD TRUST, INC.

Consolidated Income Statement	Third	Second	First	Fourth	Third
($ in millions, except share data)	Quarter	Quarter	Quarter	Quarter	Quarter
	2008	2008	2008	2007	2007

Interest income	$131	$137	$176	$207	$220
Interest expense	(92)	(98)	(126)	(153)	(165)
Net interest income	39	39	50	54	55
Provision for loan losses	(18)	(10)	(8)	(5)	(2)
Market valuation adjustments, net	(127)	(60)	(195)	(1,119)	(102)
Net interest income after provision and	(106)	(31)	(153)	(1,070)	(49)
market valuation adjustments
Operating expenses	(17)	(15)	(16)	(16)	(12)
Realized gains on sales and calls, net	—	3	—	7	2
Minority interest allocation	2	(2)	(1)	—	—
Credit (provision) for income taxes	10	(1)	(2)	2	(2)
GAAP net (loss) income	$(111)	$(46)	$(172)	$(1,077)	$(61)

Average diluted shares (thousands)	33,334	32,871	32,511	29,531	27,892
GAAP earnings per share (diluted)	$(3.34)	$(1.40)	$(5.28)	$(36.49)	$(2.18)

Regular dividends declared per common share	$0.75	$0.75	$0.75	$0.75	$0.75
Special dividends declared per common share	—	—	—	2.00	—
Total dividends declared per common share	$0.75	$0.75	$0.75	$2.75	$0.75

REDWOOD TRUST, INC.

Consolidated Income Statement	Nine Months Ended
($ in millions, except share data)	September 30,
	2008	2007

Interest income	$444	$661
Interest expense	(316)	(499)
Net interest income	128	162
Provision for loan losses	(36)	(8)
Market valuation adjustments, net	(382)	(142)
Net interest income after provision and	(290)	12
market valuation adjustments
Operating expenses	(48)	(42)
Realized gains on sales and calls, net	3	6
Minority interest allocation	(1)	—
Credit (provision) for income taxes	7	(7)
GAAP net (loss) income	$(329)	$(31)

Average diluted shares (thousands)	32,907	27,388
GAAP earnings per share (diluted)	$(9.99)	$(1.14)

Regular dividends declared per common share	$2.25	$2.25
Special dividends declared per common share	—	—
Total dividends declared per common share	$2.25	$2.25

REDWOOD TRUST, INC.

Consolidated Balance Sheet	30-Sep	30-Jun	31-Mar	1-Jan (1)	31-Dec	30-Sep
($ in millions, except share data)	2008	2008	2008	2008	2007	2007

Real estate loans	$6,101	$6,377	$6,775	$7,204	$7,204	$7,656
Real estate securities, at fair value:
Trading securities	574	841	952	1,805	12	25
Available-for-sale securities	288	400	242	317	2,110	2,926
Other investments	79	79	79	79	79	80
Cash and cash equivalents	177	148	257	290	290	310
Other assets	155	201	241	223	244	286
Total assets	$7,374	$8,046	$8,546	$9,918	$9,939	$11,283

Short-term debt - Redwood	$7	$9	$2	$8	$8	$39
Other liabilities	167	166	211	170	170	142
Asset-backed securities issued - Sequoia	5,930	6,175	6,544	6,946	6,946	7,382
Asset-backed securities issued - Acacia(2)	673	935	1,046	1,893	3,383	3,421
Long-term debt - Redwood	150	150	150	150	150	150
Minority interest	35	47	8	—	—	—
Stockholders’ equity (deficit)	412	564	585	751	(718)	149
Total liabilities and stockholders' equity	$7,374	$8,046	$8,546	$9,918	$9,939	$11,283

Shares outstanding at period end (thousands)	33,238	33,184	32,710	32,385	32,385	27,986
GAAP book value per share	$12.40	$17.00	$17.89	$23.18	$(22.18)	$5.32

(1)	We adopted the fair value option under FAS 159 for assets and liabilities of Acacia and certain other assets effective January 1, 2008.
(2)	Prior to 2008, ABS issued by Acacia were accounted for at cost.

REDWOOD TRUST, INC.

Consolidating Income Statement
Three Months Ended September 30, 2008
($ in millions)		Opportunity			Intercompany	Redwood
	Redwood	Fund	Sequoia	Acacia	Adjustments	Consolidated

Interest income	$17	$2	$71	$37	$(1)	$126
Net discount (premium) amortization	6	2	(3)	—	—	5
Total interest income	23	4	68	37	(1)	131
Management fees	1	—	—	—	—	1
Interest expense	(2)	—	(63)	(29)	1	(93)
Net interest income	$22	$4	$5	$8	$—	$39
Provision for loan losses	—	—	(18)	—	—	(18)
Market valuation adjustments, net	(88)	(8)	(2)	(29)	—	(127)
Net interest (loss) income after provision	(66)	(4)	(15)	(21)	—	(106)
and market valuation adjustments
Operating expenses	(17)	—	—	—	—	(17)
Realized gains on sales and calls, net	—	—	—	—	—	—
Loss from Opportunity Fund	(2)	—	—	—	2	—
Loss from Sequoia	(15)	—	—	—	15	—
Loss from Acacia	(21)	—	—	—	21	—
Minority interest allocation	—	2	—	—	—	2
Credit for income taxes	10	—	—	—	—	10
Net (Loss) Income	$(111)	$(2)	$(15)	$(21)	$38	$(111)

REDWOOD TRUST, INC.

Consolidating Income Statement
Nine Months Ended September 30, 2008
($ in millions)		Opportunity			Intercompany	Redwood
	Redwood	Fund	Sequoia	Acacia	Adjustments	Consolidated

Interest income	$60	$4	$255	$124	$(5)	$438
Net discount (premium) amortization	22	4	(20)	—	—	6
Total interest income	82	8	235	124	(5)	444
Management fees	4	—	—	—	—	4
Interest expense	(7)	—	(212)	(106)	5	(320)
Net interest income	$79	$8	$23	$18	$—	$128
Provision for loan losses	—	—	(36)	—	—	(36)
Market valuation adjustments, net	(287)	(8)	(3)	(84)	—	(382)
Net interest (loss) income after provision	(208)	—	(16)	(66)	—	(290)
and market valuation adjustments
Operating expenses	(48)	—	—	—	—	(48)
Realized gains on sales and calls, net	1	2	—	—	—	3
Income from Opportunity Fund	1	—	—	—	(1)	—
Loss from Sequoia	(16)	—	—	—	16	—
Loss from Acacia	(66)	—	—	—	66	—
Minority interest allocation	—	(1)	—	—	—	(1)
Credit for income taxes	7	—	—	—	—	7
Net (Loss) Income	$(329)	$1	$(16)	$(66)	$81	$(329)

REDWOOD TRUST, INC.

Consolidating Balance Sheet
September 30, 2008
($ in millions)		Opportunity			Intercompany	Redwood
	Redwood	Fund	Sequoia	Acacia	Adjustments	Consolidated

Real estate loans	$3	$—	$6,084	$14	$—	$6,101
Real estate securities, at fair value:		—	—	—	—	—
Trading securities	7	—	—	567	—	574
Available-for-sale securities	221	67	—	82	(82)	288
Other investments	—	—	—	79	—	79
Cash and cash equivalents	177	—	—	—	—	177
Total earning assets	408	67	6,084	742	(82)	7,219
Investment in Opportunity Fund	35	—	—	—	(35)	—
Investment in Sequoia	111	—	—	—	(111)	—
Investment in Acacia	19	—	—	—	(19)	—
Restricted cash	—	6	—	57	—	63
Other assets	25	—	53	14	—	92
Total Assets	$598	$73	$6,137	$813	$(247)	$7,374

Short-term debt - Redwood	$7	$—	$—	$—	$—	$7
Other liabilities	29	3	14	121	—	167
Asset-backed securities issued - Sequoia	—	—	6,012	—	(82)	5,930
Asset-backed securities issued - Acacia	—	—	—	673	—	673
Long-term debt - Redwood	150	—	—	—	—	150
Total liabilities	186	3	6,026	794	(82)	6,927
Minority interest	—	35	—	—	—	35
Total stockholders’ equity	412	35	111	19	(165)	412
Total Liabilities and Stockholders’ Equity	$598	$73	$6,137	$813	$(247)	$7,374

REDWOOD TRUST, INC.

Taxable Income & GAAP (Loss) Income Differences	Third	Second	First	Fourth	Third
($ in millions, except share data)	Quarter	Quarter	Quarter	Quarter	Quarter
	2008	2008	2008	2007	2007

GAAP net (loss) income	$(111)	$(46)	$(172)	$(1,077)	$(61)
Difference in taxable income calculations
Amortization and credit losses	4	(7)	6	(15)	10
Operating expenses	3	1	2	9	(2)
Gross realized gains on calls and sales	(11)	(6)	(5)	(5)	(3)
Market valuation adjustments, net	127	61	194	1,119	103
Provision for income taxes	(10)	1	1	(2)	2
Total differences in GAAP and taxable income	113	50	198	1,106	110

Taxable income	$2	$4	$26	$29	$49

Total taxable income per share	$0.07	$0.11	$0.79	$0.91	$1.74

REDWOOD TRUST, INC.

Taxable Income & GAAP (Loss) Income Differences	Nine Months Ended
($ in millions, except share data)	September 30, 2008
	2008	2007

GAAP net (loss) income	$(329)	$(31)
Difference in taxable income calculations
Amortization and credit losses	3	31
Operating expenses	5	(6)
Gross realized gains on calls and sales	(22)	(6)
Market valuation adjustments, net	382	142
Provision for income taxes	(7)	5
Total differences in GAAP and taxable income	361	166

Taxable income	$32	$135

Total taxable income per share	$0.97	$4.88